CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Fonix Corporation

As independent certified public accountants, we hereby consent to the use of our report dated March 28, 2003, with respect to the 002 and 2001 consolidated financial statements of Fonix Corporation, in the Registration Statment on Form S-2 relating to the registration of 23,500,000 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement


                                /s/ Hansen, Barnett & Maxwell

                                HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
March 2, 2004